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                                                                   EXHIBIT 23.1


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of PriceSmart, Inc. for the registration of 569,400 shares of its common stock and to the incorporation by reference therein of our report dated November 3, 1999, with respect to the consolidated financial statements of PriceSmart, Inc. included in its Annual Report on Form 10-K for the year ended August 31, 1999 filed with the Securities and Exchange Commission.


                                                          /s/ ERNST & YOUNG LLP
                                                          [ILLEGIBLE]

San Diego, California
July 26, 2000